EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Qrons Inc.

We hereby consent to the incorporation of our report dated February 28, 2018, with respect to the financial statements of Qrons Inc. for the years ended December 31, 2017 and 2016, included in the Post-Effective Amendment No. 1 of Qrons Inc. on Form S-1/A to be filed on or about March 14, 2018.  We also consent to the use of our name and the references to us included in the Post-Effective Amendment.

/s/Pinnacle Accountancy Group of Utah
Pinnacle Accountancy Group of Utah
Farmington, Utah
March 14, 2018